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                                                                     Exhibit 1.2

                                     ANNEX I
                                PRICING AGREEMENT
                                February 23, 2001

Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 23, 2001 (the "Underwriting Agreement"), to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriter of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.


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      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

PROTECTIVE LIFE CORPORATION

By: /s/ Richard J. Bielen
    -----------------------------------------
    Name: Richard J. Bielen
    Title: Senior Vice President, Investments


Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Joseph E. (Jeff) Consolino
    -----------------------------------------
    Name: Joseph E. (Jeff) Consolino
    Title: Director


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                                   SCHEDULE I

                                           Principal Amount
                                           of Designated Securities
          Underwriter                      to be Purchased
          ---------------------------      -------------------------
          Merrill Lynch, Pierce, Fenner
          & Smith Incorporate                 $      100,000,000
              Total.                          $      100,000,000


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                                   SCHEDULE II

Title of Designated Securities:

Floating Rate Senior Notes due February 28, 2003

Aggregate Principal Amount:

$100,000,000

Price to Public:

Initially at 100% of the principal amount of the Designated Securities, and thereafter at varying prices related to prevailing market prices at time of resale

Purchase Price by Underwriters:

99.70% of the principal amount of the Designated Securities

Specified Funds for Payment of Purchase Price:

Immediately Available Funds payable to the Company's bank account at:
AmSouth Bank NA
Birmingham, Alabama
RT: 062000019
for: Protective Life Corporation

2801 Highway 280 South
Birmingham, Alabama
Account #: 224383
Attn: Charles Evers

Indenture:

Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 8 dated February 28, 2001

Maturity:

February 28, 2003

Interest Rate:

LIBOR plus 0.375%

Interest Payment Dates:


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February 28, May 28, August 28 and November 28.

Redemption Provisions:

No redemption provisions.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

The provisions of Section 4.4 of the Indenture shall apply to the Designated Securities. The provisions of Section 4.5 of the Indenture shall apply to the Designated Securities with respect of the covenants specified in said Section 4.5.

Time of Delivery:

9:00 am, eastern standard time, February 28, 2001

Closing Location:

The offices of:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036

Names and Addresses of Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


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